                 Investors Real Estate Trust                           EX-99
                 SUBSCRIPTION AGREEMENT
           AMOUNT $__________________  NUMBER OF COMMON SHARES ________________

OWNERSHIP
Name(s)________________________________________________________________________
REGISTRATION:   Address _______________________________________________________
                City ________________________ State __________ Zip ____________

                Social Security Number ____-____-____  or Tax I.D.# ___-_______
                Date of Birth ____/____/____

                Social Security Number ____-____-____  or Tax I.D.# ___-_______
                Date of Birth ____/____/____

Under penalties of perjury, the undersigned certified (1) that the number shown as his taxpayer identification number is his correct taxpayer identification number and (2) that he is not subject to back up withholding either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding.

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MAILING ADDRESS FOR CORRESPONDENCE AND CASH DISTRIBUTIONS
Name(s)________________________________________________________________________
Address________________________________________________________________________
City ____________________________________ State __________ Zip ____
(If different from above)

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TITLE TO  _____Individual    _____Tenants in Common  _____IRA  _____Partnership
BE HELD:  _____Joint Tenants/ _____Corporation  _____Trust    _____Pension Plan
          Rights of Survivorship _____Marital Property_____Custodian ____Profit Sharing
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SIGNATURES:               I hereby certify as follows: That a copy of the
                          Prospectus, including the Subscription Agreement attached thereto, as amended and/or supplemented to date, has been delivered to me, and I acknowledge that such Prospectus was received.

 Executed this ___ day of _________, 199___, at ____________(city)____ (state).

 Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.)
 ________________________

 Additional Signature (if joint tenant) _______________________________________
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The undersigned hereby represents that it has reasonable grounds to believe on the basis of information obtained from the above-named investor concerning his-her investment objectives, other investments, financial situation and needs, and any other information known by it that:

A. The above-named investor is or will be in a financial position appropriate to enable him-her to realize, to a significant extent, the benefits discussed in the Prospectus;
B. The above-named investor has a fair market net worth sufficient to sustain the risks inherent in the Shares, including loss of investment and lack of liquidity; and
C. The Shares are otherwise suitable for the above-named investor. I further represent that prior to executing this purchase transaction, I informed the above-named investor of all pertinent facts relating to the liquidity of the Shares.
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SOLICITING DEALER ENDORSEMENT:
         Firm _________________________________________________________________
         Registered Representative ____________________________ Phone _________


                                     ii-17                       Page 136 of 143
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         Address ______________________________________________________________
         Dealer Authorized Signature __________________________________________

NOTE: Checks to be made payable to:
                INVESTORS REAL ESTATE TRUST, 12 SOUTH MAIN ST., MINOT, ND 58701
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Accepted by: INVESTORS REAL ESTATE TRUST


          ------------------------------
           By:  ODELL-WENTZ & ASSOCIATES      (Advisor)     Date    ___________



                                    ii-18                        Page 137 of 143